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                             ASSIGNMENT OF LICENSES,
                              PERMITS AND CONTRACTS

                  THIS ASSIGNMENT OF LICENSES, PERMITS AND CONTRACTS ("Assignment") is made as of the 3rd day of August, 1998, by EL CONQUISTADOR PARTNERSHIP, L.P., a Delaware limited partnership, having its principal place of business at 1000 El Conquistador Avenue, Las Croabas, Puerto Rico 00738 ("Assignor"), to CITICORP REAL ESTATE, INC., a Delaware corporation, having an address at 599 Lexington Avenue, New York, NY 10043 ("Assignee").

                                    RECITALS:

                  A. Assignee is the owner and holder of certain reimbursement obligations in the principal amount of $90,000,000 (collectively, the "Reimbursement Obligations") which are outstanding pursuant to a Letter of Credit and Reimbursement Agreement, dated as of February 7, 1991, by and between The Bank of Tokyo-Mitsubishi, Ltd. (f/k/a The Mitsubishi Bank, Limited) ("Mitsubishi") and the Assignor (as heretofore amended and as amended on the date hereof by the Modification Agreement (as hereinafter defined), the "Reimbursement Agreement").

                  B. The Reimbursement Obligations are secured, in part, by certain Collateral Pledge Agreements more particularly described in the Reimbursement Agreement (collectively, the "Security Instruments") and by certain other notes, deeds of mortgage, assignments, guaranties and other documents and instruments executed in connection with the Reimbursement Agreement (including the Modification Agreement) or otherwise with respect to the Reimbursement Obligations (collectively, the "Other Security Documents").

                  C. At the request of Assignor and pursuant to the terms of that certain Assignment and Modification Agreement, dated as of even date herewith, by and among the Assignee, the Assignor, Mitsubishi and certain other parties (the "Modification Agreement"), the term for payment of the Reimbursement Obligations is being extended and certain terms and provisions of the Reimbursement Agreement, the Security Instruments and the Other Security Documents, among other things, are being amended and modified at the request of the Assignor (the Reimbursement Agreement, the Security Instruments, the Other Security Documents and each of the other documents evidencing, securing or otherwise relating to the Reimbursement Obligations or any of the foregoing documents are hereinafter sometimes collectively referred to as the "Loan Documents").

                  D. Assignee requires as a condition to its entering into the Modification Agreement and modifying the Reimbursement Obligations that Assignor enter into this Agreement as additional security for all of Assignor's obligations under the Reimbursement Agreement, the Security Instruments and the other Loan Documents.



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                                   AGREEMENT:

                  For good and valuable consideration the parties hereto agree as follows:

                  1. Assignment of the Agreements. As additional collateral security for the Loan and the observance and performance by Assignor of the terms, covenants and conditions of the Reimbursement Agreement, the Security Instrument and the Other Security Documents on the part of Assignor to be observed or performed, Assignor hereby transfers, sets over and assigns to Assignee all of Assignor's right, title and interest in and to the Agreements.

                  2. Assignor's Covenants. Assignor hereby covenants with Assignee that during the term of this Assignment: (a) Assignor shall fulfill and perform each and every material term, covenant and provision of the Agreements to be fulfilled or performed by Assignor thereunder, if any, (b) Assignor shall, in the manner provided for in this Assignment, give prompt notice to Assignee of any notice of default received by Assignor under any of the material Agreements, together with a complete copy of any such notice, (c) Assignor shall enforce, short of termination thereof, the performance and observance of each and every material term, covenant and provision of the Agreements to be performed or observed, if any and (d) Assignor shall not terminate or amend any of the terms or provisions of any of the Agreements, except as may be permitted pursuant to the terms of the Agreements and done in the ordinary course of business, without the prior written consent of Assignee, which consent may be withheld by Assignee in Assignee's sole discretion. In the event Assignor has terminated an Agreement, Assignor may elect to enter into another Agreement containing terms and conditions no less favorable to Assignor than the terminated Agreement or elect not to enter into another Agreement, provided, however, that Assignor agrees to assume all obligations under the Agreement being terminated to the extent that such obligations are required to be performed in connection with the operations of the Property as presently being conducted.

                  3. Governing Law. This Assignment shall be deemed to be governed, construed, applied and enforced in accordance with the laws of the Commonwealth of Puerto Rico and the applicable laws of the United States of America.

                  4. Notices. All notices or other written communications hereunder shall be deemed to have been properly given and become effective as provided in the Reimbursement Agreement.

                  5. No Oral Change. This Assignment, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Assignor or Assignee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.



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                  6. Liability. If Assignor consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns forever.

                  7. Inapplicable Provisions. If any term, covenant or condition of this Assignment is held to be invalid, illegal or unenforceable in any respect, this Assignment shall be construed without such provision.

                  8. Headings, etc. The headings and captions of various paragraphs of this Assignment are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

                  9. Duplicate Originals; Counterparts. This Assignment may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Assignment may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Assignment. The failure of any party hereto to execute this Assignment, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

                  10. Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

                  11. Miscellaneous. (a) Wherever pursuant to this Assignment
(i) Assignee exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satis factory to Assignee, or (iii) any other decision or determination is to be made by Assignee, the decision of Assignee to approve or disapprove, all decisions that arrangements or terms are satis factory or not satisfactory and all other decisions and determinations made by Assignee, shall be in the sole and absolute discretion of Assignee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

                  (b) Wherever pursuant to this Assignment it is provided that Assignor pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable legal fees and disbursements of Assignee, whether retained firms, the reimbursement for the expenses of in-house staff or otherwise.



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                  IN WITNESS WHEREOF Assignor has executed this Assignment as of the date and year first written above.

                                      ASSIGNOR:

                                      EL CONQUISTADOR PARTNERSHIP L.P., a
                                      Delaware limited partnership

                                      By: Conquistador Holding, Inc., a Delaware
                                          corporation, its general partner


                                          By:   /s/ Larry M. Vitale
                                              ----------------------------------
                                              Name:     Larry M. Vitale
                                              Title:    Vice President

STATE OF FLORIDA                    )
                                    ) ss.
COUNTY OF MIAMI-DADE                )

         The foregoing instrument was acknowledged before me this 2nd day of August, 1998, by Larry M. Vitale, as Vice President of EL CONQUISTADOR PARTNERSHIP L.P., a Delaware limited partnership, on behalf of the limited partnership. He is personally known to me or has produced a driver's license as identification.

                               /s/ Olga L. Duque
                              --------------------------------------------------
                              Notary Public

My commission expires:

----------------------




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                                   SCHEDULE A

                       Description of Certain Agreements,
                              Permits and Contracts







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